UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-292-8674

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On June 3, 2008, Tyco International Ltd. (the “Company”), along with its finance subsidiary Tyco International Finance S.A. (“TIFSA”, and together with the Company “Tyco”), announced the expiration of their previously announced consent solicitations and exchange offers issued under the Company’s 1998 and 2003 indentures.  Tyco accepted all consents and notes validly tendered and not validly withdrawn in the exchange offers.

Consent Solicitations and Consent Notes

In connection with the consent solicitations, Tyco entered into a series of supplemental indentures with Wilmington Trust Company, as trustee for the holders of  the following series of Tyco’s notes (collectively, the “Consent Notes”):

•                          Remaining 7.0% notes due 2028;

•                          Remaining 6.875% notes due 2029;

•                          6.0% notes due 2013;

•                          6.375% notes due 2011;

•                          6.75% notes due 2011;

•                          6.125% notes due 2009; and

•                          6.125% notes due 2008.

The indentures governing the Consent Notes contain terms that are substantially the same as the terms that governed the Consent Notes prior to the completion of the consent solicitations, with the exception of a new covenant for each series of Consent Notes that provides noteholders with the right to require Tyco to repurchase the Consent Notes for a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in the event of certain change of control transactions (the “Change of Control Covenant”).

The description above is qualified in its entirety by the terms of the supplemental indentures that add the Change of Control Covenant, which are attached hereto as Exhibits 4.1 and 4.2 and incorporated by reference in this Item 1.01.

Exchange Offers and New Notes

In connection with the exchange offers, Tyco issued $421,961,000 of its 7.0% Notes due 2019 (the “2019 Notes”) in exchange for an equal principal amount of it 7.0% Notes due 2028 and $707,404,000 of its 6.875% Notes due 2021 (the “2021 Notes” and, together with the 2019 Notes, the “New Notes”) in exchange for an equal principal amount of its 6.875% Notes due 2029.  The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  In the exchange offers, Tyco offered the New Notes to qualified institutional buyers pursuant to Rule 144A of the Securities Act and to non-U.S. persons in reliance on Regulation S under the Securities Act.

The New Notes are governed by an Indenture (the “Indenture”), dated as of June 9, 1998, between the Company, TIFSA, and Wilmington Trust Company, as successor trustee to The Bank of New York, as supplemented by two Supplemental Indentures, each dated as of June 3, 2008 (together, the “Supplemental Indentures”).  The terms of the indentures governing the New Notes are substantially the same as the terms of the indentures governing the series of notes for which they were exchanged (a small portion of which remain outstanding) except that the Change of Control Covenant has been added for both the New Notes and the remaining notes.  A copy of each Supplemental Indenture, including the forms of New Notes, is attached hereto as Exhibits 4.3 and 4.4 and each is incorporated herein by reference.

Exchange and Registration Rights Agreement.  In connection with the issuance of the New Notes, Tyco entered into an Exchange and Registration Rights Agreement (the “Exchange and Registration Rights

Agreement”), dated as of June 3, 2008.  Under the Exchange and Registration Rights Agreement, Tyco agrees:  (i) to file with the Securities and Exchange Commission an exchange offer registration statement with respect to an exchange offer registered under the Securities Act (the “Registered Exchange Offer”) to exchange the New Notes for an issue of another series of notes (the “Registered Exchange Notes”), that are identical in all material respects to the New Notes offered hereby (except that the Registered Exchange Notes will not contain terms with respect to transfer restrictions); (ii) to use commercially reasonable efforts to cause the Registered Exchange Offer registration statement to be declared effective under the Securities Act within 245 days of the Settlement Date; (iii) to use commercially reasonable efforts to commence and complete the Registered Exchange Offer promptly, but no later than 45 days after such registration statement has become effective and to hold the Registered Exchange Offer open for not less than 20 days; and (iv) to use commercially reasonable efforts to cause the New Notes to be freely tradeable under Rule 144 under the Securities Act by holders of the New Notes who are not affiliates of TIFSA or Tyco and after the 180th day after the issuance of the New Notes until the first anniversary of the issuance of the New Notes.

If the Registered Exchange Offer is not consummated, under certain circumstances and within specified time periods, Tyco is required to file and cause to be declared effective a shelf registration statement covering resales of the New Notes.

Tyco will be required to pay the holders of the New Notes additional interest on the New Notes if the New Notes are not freely tradeable under Rule 144 by holders of the New Notes who are not Affiliates of Tyco from the 180th day after the Closing Date until the first anniversary of the Closing Date.

A copy of the Exchange and Registration Rights Agreement is attached hereto as Exhibit 4.5 and is incorporated herein by reference.  The descriptions of the Indenture, the Supplemental Indentures, the New Notes and the Exchange and Registration Rights Agreement in this report are summaries only and are qualified in their entirety by the terms of the Indenture, the Supplemental Indentures, the New Notes and the Exchange and Registration Rights Agreement, respectively.

Item 1.02.      Termination of a Material Definitive Agreement.

In connection with the completion of Tyco’s exchange offers and consent solicitations, on June 3, 2008, Tyco notified the administrative agent under its 364-day Senior Bridge Loan Agreement that it is terminating such agreement, including the $4.0 billion in lending commitments available under “Tranche C” of the agreement.  The Tranche C commitments were available to Tyco to repay the notes described above in certain circumstances.  As a result of the successful completion of the exchange offers and consent solicitations, Tyco no longer needs the commitments under Tranche C.  The termination will be effective June 6, 2008.  As of June 3, 2008, there are no loans outstanding under the facility.

In addition, on June 3, 2008, Tyco notified the administrative agent under its $500 million Senior Bridge Letter of Credit Facility that it is terminating such facility and all commitments under that facility, effective June 6, 2008.  The Senior Bridge Letter of Credit Facility was due to expire on June 15, 2008.   No loans have been made, nor are there any letters of credit outstanding, under that facility.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01.      Other Events.

On May 29, 2008, the Company agreed to settlement terms (the “MOU”) with the City of Phoenix related to the previously disclosed disputes between the City of Phoenix and Earth Tech over the 91st Avenue Wastewater Treatment Plant.  The MOU sets forth the basic settlement terms for the litigation between Earth Tech and the City of Phoenix related to the 91st Avenue facility, and includes a general release of all claims by each party related to the litigation without any party making any payment to any other party.  On June 4, 2008, the MOU was approved by the Phoenix City Council, and the parties to the MOU are taking the necessary steps to obtain a complete dismissal of the litigation and to formally document the terms of the MOU.  In connection with the foregoing, the Company has assessed its assets under the original contract with the City of Phoenix of $50 million and has concluded that the assets are no longer recoverable.

On June 2, 2008, the Company entered into an Agreement in Principle (“Agreement”) with the trustee of various trusts that brought claims against the Company alleging, among other things, securities fraud in connection with the Company’s 1999 acquisition of AMP, Inc.  The Agreement sets forth the basic terms pursuant to which the parties will settle all claims between them that are raised or could have been raised in the previously disclosed litigation entitled Ballard v. Tyco International Ltd.  The Agreement calls for the Company to make a payment of $36 million to the plaintiffs, which payment is subject to the sharing formula contained in the separation agreement among the Company, Tyco Electronics and Covidien entered into upon the spin-offs of Tyco Electronics and Covidien in June 2007.  Pursuant to the sharing formula, the Company’s net liability is approximately $10 million, with Tyco Electronics and Covidien responsible for approximately $11 million and $15 million, respectively.

On June 5, 2008, the Company issued a press release announcing its acquisition of substantially all of the assets of Winner Security Services LLC, a Sensormatic franchisee, for approximately $90 million.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 8.01.

Item 9.01.      Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description
4.1	Supplemental Indenture 2008-1 by and among Tyco International Ltd., Tyco International Finance S.A. and Wilmington Trust Company, dated as of June 3, 2008
4.2	Supplemental Indenture 2008-1 by and among Tyco International Ltd., Tyco International Finance S.A. and Wilmington Trust Company, dated as of June 3, 2008
4.3	Supplemental Indenture 2008-2 by and among Tyco International Ltd., Tyco International Finance S.A. and Wilmington Trust Company, dated as of June 3, 2008.
4.4	Supplemental Indenture 2008-3 by and among Tyco International Ltd., Tyco International Finance S.A. and Wilmington Trust Company, dated as of June 3, 2008.
4.5	Exchange and Registration Rights Agreement by Tyco International Ltd. and Tyco International Finance S.A., dated as of June 3, 2008.
99.1	Press release issued June 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Carol Anthony Davidson
Carol Anthony Davidson
Senior Vice President, Controller and Chief
Accounting Officer
Date: June 5, 2008